                                                                    EXHIBIT 10.1

[BANK OF AMERICA LOGO]

                        AMENDMENT NO. 6 TO LOAN AGREEMENT

      This Amendment No. 6 (the "Amendment") dated as of January 22, 2004, is between Bank of America, N.A. (the "Bank") and Edelbrock Corporation (the "Borrower").

                                    RECITALS

      A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of January 26, 2000 (together with any previous amendments, the "Agreement").

      B. The Bank and the Borrower desire to amend the Agreement.

                                    AGREEMENT

      1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

      2. Amendments. The Agreement is hereby amended as follows:

            2.1 Subparagraph 1.6(a)(iv) of the Agreement (Amendment No. 4) is amended to read in its entirety as follows:

                  "(iv) Anything herein to the contrary notwithstanding, a standby letter of credit with a maximum maturity of January 1, 2005 to support Borrower's obligation in connection with workers' compensation insurance. The amount of the letter of credit outstanding at any one time (including the drawn and unreimbursed amounts of the letter of credit) may not exceed Four Hundred Thousand and 00/100 Dollars ($400,000.00). The standby letter of credit may include a provision providing that the maturity date will be automatically extended each year for an additional year unless the Bank gives written notice to the contrary at least ninety (90) days prior to such maturity date."

      3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, and (d) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers.

      4. Effect of Amendment. Except as provided in this amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

      5. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

      6. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND
(D) THIS DOCUMENT MAY NOT BE

CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

      This Amendment is executed as of the date stated at the beginning of this Amendment.

Borrower:                             Bank:

Edelbrock Corporation                 Bank of America, N.A.

By: /s/ Jeffrey L. Thompson           By: /s/ William C. Swiontek
    ----------------------------------    --------------------------------------
    Jeffrey L. Thompson, Executive        William C. Swiontek, Senior Vice
    Vice President                        President

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